AMENDMENT TO THE
PROFESSIONALLY MANAGED PORTFOLIOS
FUND ACCOUNTING SERVICING AGREEMENT

    THIS AMENDMENT dated as of the last date in the signature block, to the Fund Accounting Servicing Agreement, dated as of June 22, 2006, as amended (the "Fund Accounting Agreement"), is entered into by and between Professionally Managed Portfolios, a Massachusetts business trust (the "Trust"), on behalf of its separate series and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into a Fund Accounting Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add a fund; and

WHEREAS, Section 15 of the Fund Accounting Agreement allows for its amendment by a written instrument executed by both parties.

    NOW, THEREFORE, the parties agree as follows:

1. Exhibit II is hereby added and attached hereto.

2.Except to the extent amended hereby, the Fund Accounting Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

PROFESSIONALLY MANAGED         U.S. BANCORP FUND SERVICES, LLC
PORTFOLIOS

By: ______________________________    By: ________________________________

Name: ___________________________     Name: ______________________________

Title: ____________________________     Title: ______________________________

Date: _____________________________    Date: ______________________________

Exhibit II to the
Professionally Managed Portfolios Fund Accounting Servicing Agreement

Name of Series
Bridges Investment Fund

Fund Administration, Fund Accounting, & Portfolio Compliance Services Fee Schedule

Annual Fee Based Upon Average Net Assets per Fund*
Basis points
9 on the first $ [ ] million
7 on the next $ [ ] million
5 on the next $ [ ] million
3 on the balance

$ [ ]- per fund, Minimum Annual Fee

■$ [ ] - Additional fee for each intraday NAV calculations in excess of one strike per day
■$ [ ] - Additional fee for each additional class, Controlled Foreign Corporation (CFC), and/or sub-advisor
Services Included in Annual Fee Per Fund
■Advisor Information Source - On-line access to portfolio management and compliance information.
■Daily Performance Reporting - Daily pre and post-tax fund and/or sub-advisor performance reporting.
■U.S. Bank Regulatory Administration (e.g., annual registration statement update)
■Core Tax Services - See Additional Services Fee Schedule

All schedules subject to change depending upon use of unique security types requiring special pricing or accounting arrangements.
Data Services
Pricing Services
■$ [ ] - Listed Instruments and rates which may include but are not limited to: Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
■$ [ ] - Lower Tier Cost Fixed Income Instruments which may include but are not limited to: Domestic Corporate, Governments and Agency Bonds, Mortgage Backed Securities, and Municipal Bonds
■$ [ ] - Higher Tier Cost Fixed Income Instruments which may include but are not limited to: CMO and Asset Backed Securities, Money Market Instruments, Foreign Corporates, Government and Agency Bonds, Asset Backed, and High Yield Bonds
■$ [ ] - Bank Loans
■$ [ ] - Intraday money market funds pricing, up to 3 times per day
■$ [ ] per Month Manual Security Pricing (>25per day)

■Derivative Instruments are generally charged at the following rates:
●$ [ ] - Interest Rate Swaps, Foreign Currency Swaps
●$ [ ] - Swaptions
●$[ ] - Credit Default Swaps

Note: Prices above are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Prices do not include set-up fees which may be charged on certain derivative instruments such as swaps. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security types, such as CLOs CDOs, and complex derivative instruments which may result in additional swap setup fees.
Corporate Actions and Factor Services
■$ [ ] - per Foreign Equity Security per Month
■$ [ ] - per Domestic Equity Security per Month
■$ [ ] - per CMOs, Asset Backed, Mortgage Backed Security per Month

Third Party Administrative Data Charges (descriptive data for each security)
■$ [ ] - per security per month for fund administrative data
SEC Modernization Requirements
■$ [ ] - per year, per Fund, Form N-PORT
■$[ ] - per year, per Fund, Form N-CEN
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Fair Value Services, SWIFT processing, customized reporting, third-party data provider costs (including Bloomberg, S&P, Moody's, Morningstar GICS, MSCI, Lipper, etc.), postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, liquidity classification fees, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary) and travel related costs.
Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Additional regulatory administration (e.g., subsequent new fund launch), daily compliance testing, Section 18 compliance testing, Section 15(c) reporting, equity & fixed income attribution reporting, and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).
* Subject to annual CPI increase - All Urban Consumers - U.S. City Average" index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
Fees are calculated pro rata and billed monthly.

Fund Administration & Portfolio Compliance (Additional Services Fee Schedule)
Transfer In-Kind
■$ [ ] - per sub-account per year for Tax Free Transfer In-Kind Cost Basis Tracking*
Daily Compliance Services (if required)
■$ [ ] - per fund per year, Base fee
■$ [ ] - per fund group setup
Section 18 Compliance Testing
■$ [ ] - per fund complex set up fee
■$ [ ] - per fund per month
Section 15(c) Reporting
■Additional 15(c) reporting is subject to additional charges
■Standard data source - Morningstar; additional charges will apply for other data services
■$ [ ] - per fund per standard reporting package*

*Standard reporting packages for annual 15(c) meeting
Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report
Performance reporting package: Peer Comparison Report
Equity & Fixed Income Attribution Reporting
■Fees are dependent upon portfolio makeup, services required, and benchmark requirements.
Fees for Special Situations:
■Fee will be accessed.
Customized delivery of data:
■TBD
Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).
Optional Tax Services
■$ [ ] - per year, to prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs)
■$ [ ] - per additional estimate for Additional Capital Gain Dividend Estimates (First two included in core services)
■$[ ] - per additional return, State tax returns (First two included in core services)
Tax Reporting - MLP C-Corporations
Federal Tax Returns
■$ [ ] - To Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis)
■Prepare Federal and State extensions (If Applicable) - Included in the return fees
■$ [ ] - per estimate, To Prepare provision estimates
State Tax Returns
■$ [ ] - per fund, State tax notice consultative support and resolution
■$ [ ] - per state return, To Prepare state income tax returns for funds and blocker entities

●$ [ ]- per state return, Sign state income tax returns
●Assist in filing state income tax returns - Included with preparation of returns

Fund Chief Compliance Officer (CCO) Services Annual Fee Schedule

■$ [ ] for the first fund (subject to Board approval)
■$ [ ] for each additional fund 2-5 (subject to change based on Board review and approval)
■$ [ ] for each fund over 5 funds
■$ [ ] per sub-adviser per fund (capped at $ [ ] per sub-adviser over the fund complex)
■$ [ ] per external distributor
■For more than one fund, fees will be aggregated and allocated equally.

■$ [ ] - onboarding fee
●Per adviser relationship, and subject to change based upon board review and approval.

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

* Subject to annual CPI increase - All Urban Consumers - U.S. City Average" index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
Fees are calculated pro rata and billed monthly.

Advisor’s Signature below acknowledges approval of the fee schedule above.

Bridges Investment Management, LLC

By:_______________________________

Name:____________________________

Title:_____________________________

Date:_____________________________